Energy Recovery Reports First Quarter 2019 Financial Results

SAN LEANDRO, Calif., May 2, 2019 - Energy Recovery Inc. (NASDAQ: ERII) (“Energy Recovery” or the “Company”), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the first quarter ended on March 31, 2019.

First Quarter Summary:

•	Total revenue of $19.8 million, an increase of 43% year-over-year

•	Product gross margin of 69.3%

•	Total gross margin(1) of 75.1%

•	Net Income of $2.7 million, or $0.05 per diluted share

President and CEO Chris Gannon remarked, “Our strong revenue growth, up 43 percent from the first quarter of 2018, underscores Energy Recovery’s continued positive momentum. This growth was principally driven by our Water business which delivered its most successful first quarter in our history. Seawater reverse osmosis (SWRO) desalination is an increasingly important part of the world’s water supply diversification strategy as global water scarcity increases. Combining these trends with the water industry’s shift away from thermal to more cost-efficient membrane-based desalination solutions like SWRO provides growing optimism for the long-term health of our Water business.”

Mr. Gannon added, “In our Oil & Gas business, we remain solely focused on commercializing the VorTeq system. We have now put in place the engineering and operational resources required to test at scale at our facility. Consistent testing and runtime have led to concrete progress on the system level design enhancements identified last year as precursors to Milestone One and commercialization. I am pleased by our progress and continue to believe that we will meet our Milestone One requirements this year.”

Revenues
For the first quarter ended March 31, 2019, the Company generated total revenue of $19.8 million. Total revenue for the first quarter ended March 31, 2019 increased by $6.0 million, or 43%, from $13.8 million in the first quarter ended March 31, 2018. Of the $6.0 million increase in total revenue, $5.0 million was attributable to higher Water segment revenue, and $1.0 million to the Oil and Gas segment revenue.

The Water segment generated total product revenue of $16.0 million for the first quarter ended March 31, 2019, compared to $11.0 million for the first quarter ended March 31, 2018, an increase of $5.0 million, or 45%. This increase was due to higher Mega-Project (“MPD”) shipments, offset by lower Aftermarket (“AM”) shipments and (“OEM”) Original Equipment Manufacturer shipments.

The Oil & Gas segment generated total revenue of $3.8 million for the first quarter ended March 31, 2019, compared to $2.8 million for the first quarter ended March 31, 2018, an increase of $1.0 million or 39%. This increase was due to an increase in license and development revenue from higher costs incurred according to input measures, based on changes required due to the adoption of the new revenue standard in 2018.

Gross Margin
For the first quarter ended March 31, 2019, product gross margin was 69.3%, comparable to the first quarter ended March 31, 2018. Including license and development revenue, total gross margin(1) was 75.1% for the first quarter ended March 31, 2019. Total gross margin(1) decreased by 90 basis points from 76.0% in the first quarter ended March 31, 2018.

The Water segment generated product gross margin of 70.3% for the first quarter ended March 31, 2019. Water segment product gross margin decreased by 50 basis points, compared to 70.8% in the first quarter ended March 31, 2018.

The Oil & Gas segment generated product gross margin of (80.8%) for the first quarter ended March 31, 2019, compared to (760.0%) in the first quarter ended March 31, 2018. This increase was attributable to timing of project costs. Including license and development revenue, the Oil & Gas segment total gross margin(1) for the first quarter ended March 31, 2018 was 95.1%.

Operating Expenses
For the first quarter ended March 31, 2019, operating expenses were $12.1 million, an increase of $0.3 million from $11.8 million for the first quarter ended March 31, 2018. This increase in operating expenses was primarily due to increases in Water segment operating expenses offset by a decrease in Oil & Gas segment operating expenses.

The Water segment operating expenses for the first quarter ended March 31, 2019 were $3.1 million, $1.0 million higher than the first quarter ended March 31, 2018. This increase was driven by higher sales incentive expenses associated with increased Water segment sales and higher research and development investment in Water organic growth strategy.

The Oil & Gas segment operating expenses for the first quarter ended March 31, 2019 were $4.0 million, $0.7 million lower than the first quarter ended March 31, 2018. This decrease was driven mainly by timing of the Company’s continued research and development activities.

The Corporate operating expenses stayed flat for the first quarter ended March 31, 2019 and first quarter ended March 31, 2018 at $5.0 million. This was driven by higher employee expenses in the first quarter ended March 31, 2019 offset by non-recurring expenses related to equity award modifications and recruiting fees associated with the Company's CEO transition in the prior year quarter.

Bottom Line Summary
To summarize the Company’s financial performance, on a quarterly basis, the Company reported a net income of $2.7 million, or $0.05 per diluted share for the first quarter ended March 31, 2019, compared to a net loss of ($0.7) million, or ($0.01) per diluted share for the first quarter ended March 31, 2018.  On an adjusted basis, the Company reported an adjusted net income (1) of $0.3 million or $0.01 per diluted share for the first quarter ended March 31, 2018 due to non-recurring CEO transition expenses.

Cash Flow Highlights
The Company finished the first quarter ended March 31, 2019 with cash and cash equivalents of $17.0 million, restricted cash of $0.2 million, and short-term and long-term investments of $74.3 million, all of which represent a combined total of $91.5 million.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company's optimism for the long-term health of our Water business, the Company's belief that the Company will successfully commercialize the VorTeq system, the Company’s belief of the benefits that our testing capabilities in Oil & Gas will create, and the Company’s belief that we will meet the Milestone One requirements in 2019. These forward-looking statements are based on information currently available to us and on management's beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include the Company's ability to achieve the milestones under the VorTeq license agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of the Company's business, and the risks discussed under "Risk Factors" in the Company's Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") for the year ended December 31, 2018 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including total gross margin. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

(1)
“Total gross margin” and “Adjusted net income” are non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Conference Call to Discuss First Quarter 2019 Financial Results

LIVE CONFERENCE CALL: Thursday, May 2, 2019, 2:00 PM PDT / 5:00 PM EDT Listen-only, US / Canada Toll-free: +1 877-709-8150 Listen-only, Local / International Toll: +1 201-689-8354 Access code: 13689119

CONFERENCE CALL REPLAY: Expiration: Sunday, June 2, 2019 US / Canada Toll-free: +1 877-660-6853 Local / International Toll: +1 201-612-7415 Access code: 13689119

Investors may also access the live call or the replay over the internet at ir.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery Inc.
Energy Recovery, Inc. (ERII) is an energy solutions provider to industrial fluid flow markets worldwide.  Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments.  With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients $1.9 billion (USD) annually.  Headquartered in the Bay Area, Energy Recovery has offices in Dubai, Houston, Madrid and Shanghai.  For more information about the Company, please visit www.energyrecovery.com

Contact
Investor Relations
ir@energyrecovery.com
(281) 962-8105

ENERGY RECOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data and par value)
(Unaudited)

	March 31, 2019	December 31, 2018
	(In thousands, except share data and par value)
ASSETS
Current assets:
Cash and cash equivalents	$16,992	$21,955
Restricted cash	97	97
Short-term investments	71,771	73,338
Accounts receivable, net of allowance for doubtful accounts of $362 and $396 at March 31, 2019 and December 31, 2018, respectively	17,408	10,212
Contract assets	1,107	4,083
Inventories	7,307	7,138
Income Tax Receivable	4	15
Prepaid expenses and other current assets	3,170	2,810
Total current assets	117,856	119,648
Restricted cash, non-current	86	86
Long-term investments	2,548	1,269
Deferred tax assets, non-current	17,769	18,318
Property and equipment, net	16,239	14,619
Operating lease, right of use asset	11,946	12,189
Goodwill	12,790	12,790
Other intangible assets, net	484	640
Other assets, non-current	304	282
Total assets	$180,022	$179,841
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,989	$1,439
Accrued expenses and other current liabilities	5,112	8,019
Lease liabilities	954	926
Accrued warranty reserve	571	478
Contract liabilities	15,656	16,270
Total current liabilities	24,282	27,132
Lease liabilities, non-current	12,311	12,556
Contract liabilities, non-current	23,231	26,539
Other non-current liabilities	278	236
Total liabilities	60,102	66,463
Commitments and Contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 59,919,161 shares issued and 54,463,226 shares outstanding at March 31, 2019 and 59,396,020 shares issued and 53,940,085 shares outstanding at December 31, 2018	60	59
Additional paid-in capital	162,231	158,404
Accumulated other comprehensive loss	(73)	(133)
Treasury Stock at cost, 5,455,935 shares repurchased at March 31, 2019 and December 31, 2018.	(30,486)	(30,486)
Accumulated deficit	(11,812)	(14,466)
Total stockholders’ equity	119,920	113,378
Total liabilities and stockholders’ equity	$180,022	$179,841

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands, except per share data)
Product revenue	$16,072	$11,058
Product cost of revenue	4,935	3,314
Product gross profit	11,137	7,744

License and development revenue	3,723	2,749

Operating expenses:
General and administrative	5,579	5,837
Sales and marketing	2,162	1,912
Research and development	4,254	3,917
Amortization of intangible assets	156	158
Total operating expenses	12,151	11,824
Income (loss) from operations	2,709	(1,331)

Other income (expense):
Interest income	523	301
Other non-operating expense, net	(24)	(53)
Total other income, net	499	248
Income (loss) before income taxes	3,208	(1,083)
Provision for (benefit from) income taxes	554	(357)
Net income (loss)	$2,654	$(726)

Income (loss) per share:
Basic	$0.05	$(0.01)
Diluted	$0.05	$(0.01)

Number of shares used in per share calculations:
Basic	54,116	53,987
Diluted	55,368	53,987

ENERGY RECOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(In thousands)
Cash Flows From Operating Activities:
Net income (loss)	$2,654	$(726)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	1,678	2,242
Depreciation and amortization	900	1,124
Amortization of premiums on investments	(26)	90
Provision for warranty claims	152	48
Reversal of accruals related to expired warranties	(47)	(50)
Unrealized (gain) loss on foreign currency translation	(56)	113
Provision for doubtful accounts	(34)	8
Adjustments for excess or obsolete inventory	38	4
Deferred income taxes	549	(376)
Loss on disposal of fixed assets	—	21
Other non-cash adjustments	31	3
Changes in operating assets and liabilities:
Accounts receivable	(7,162)	(297)
Contract assets	2,977	1,330
Inventories	(218)	(1,824)
Prepaid and other assets	(140)	(127)
Accounts payable	18	(1,467)
Accrued expenses and other liabilities	(3,353)	(4,092)
Income taxes	10	(3)
Contract liabilities	(3,922)	(2,354)
Net cash used in operating activities	(5,951)	(6,333)
Cash Flows From Investing Activities:
Maturities of marketable securities	19,599	25,623
Purchases of marketable securities	(19,198)	(13,935)
Capital expenditures	(1,566)	(626)
Net cash (used in) provided by investing activities	(1,165)	11,062
Cash Flows From Financing Activities:
Net proceeds from issuance of common stock	2,191	1,636
Tax payment for employee shares withheld	(34)	(37)
Repayment of long-term debt	—	(2)
Repurchase of common stock	—	(3,495)
Net cash provided by (used in) financing activities	2,157	(1,898)
Effect of exchange rate differences on cash and cash equivalents	(4)	(14)
Net change in cash, cash equivalents and restricted cash	(4,963)	2,817
Cash, cash equivalents and restricted cash, beginning of year	22,138	30,626
Cash, cash equivalents and restricted cash, end of period	$17,175	$33,443

ENERGY RECOVERY, INC.
FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Water	Oil & Gas	Total	Water	Oil & Gas	Total
	(In thousands)
Product revenue	$15,968	$104	$16,072	$11,048	$10	$11,058
Product cost of revenue	4,747	188	4,935	3,228	86	3,314
Product gross profit	11,221	(84)	11,137	7,820	(76)	7,744

License and development revenue	—	3,723	3,723	—	2,749	2,749

Operating expenses:
General and administrative	535	364	899	305	651	956
Sales and marketing	1,649	263	1,912	1,445	344	1,789
Research and development	804	3,363	4,167	244	3,665	3,909
Amortization of intangibles	156	—	156	158	—	158
Operating expenses	3,144	3,990	7,134	2,152	4,660	6,812

Operating income (loss)	$8,077	$(351)	$7,726	$5,668	$(1,987)	$3,681

Less: Corporate operating expenses			5,017			5,012
Consolidated operating income (loss)			2,709			(1,331)
Non-operating income			499			248
Income (loss) before income taxes			$3,208			$(1,083)

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Margin is determined by adding back the license and development revenue associated with the amortization of the VorTeq exclusivity fee. Our non-GAAP Adjusted Net Income or Loss is determined by adding back non-recurring operating expenses.

	Three Months Ended March 31,
	2019	2018
Product revenue	$16,072	$11,058
License and development revenue	3,723	2,749
Total revenue	$19,795	$13,807

Product gross profit	$11,137	$7,744
License and development gross profit	3,723	2,749
Total gross profit (non-GAAP)	$14,860	$10,493

Product gross margin	69.3%	70.0%
Total gross margin (non-GAAP)	75.1%	76.0%

Net income	$2,654	$(726)
Reversal of non-recurring expense (benefit) (non-GAAP)	—	1,011
Adjusted net income (non-GAAP)	$2,654	$285

Income per share:
Diluted	$0.05	$(0.01)
Diluted (non-GAAP)	$0.05	$0.01

Number of diluted shares used in per share calculations
Diluted shares	55,368	53,987
Diluted shares (non-GAAP)	55,368	55,675